UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 2, 2007


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


             Nevada                      0-22011                86-0760991
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(State or other jurisdiction of        (Commission            (IRS Employer
         incorporation)                File Number)         Identification No.)


  2575 East Camelback Road, Ste. 450, Phoenix, AZ                   85016
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     (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         OTHER EVENTS.

         On March 2, 2007, the registrant commenced a lawsuit in the United States District Court for the District of New Jersey against Nirmal Mulye ("Mulye"), Anil Anand ("Anand") and Nostrum Pharmaceuticals, Inc. ("Nostrum"). Mulye is a former member of the Board of Directors (the "Board") and former Chief Scientific Officer of the registrant. Anand is a confessed felon in a $700 million bank fraud. Nostrum is owned and controlled by Mulye and owns approximately 40% of the registrant's outstanding shares. As previously reported by the registrant, the registrant has commenced separate legal proceedings against Nostrum for its purported termination of rights under certain agreements between Nostrum and the registrant and its subsidiary.

         The lawsuit alleges that (i) Mulye breached fiduciary duties and usurped corporate opportunities as a member of the Board and Chief Scientific Officer and that Anand and Nostrum aided and abetted Mulye in such actions, (ii) Mulye, Anand and Nostrum tortiously interfered with prospective business advantage of the registrant, (iii) Mulye fraudulently induced the registrant to enter in certain financial transactions, and (iv) Mulye, Anand and Nostrum conspired to breach fiduciary duties and steal valuable corporate opportunities. The registrant seeks to be awarded compensatory and punitive damages and a constructive trust over corporate opportunities usurped from the registrant.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: March 5, 2007

                                  SYNOVICS PHARMACEUTICALS, INC.

                                  By: /s/ Ronald H. Lane
                                      --------------------------------
                                  Name:   Ronald H. Lane, Ph.D.
                                  Title:  President and Chief Executive Officer